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RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

EVENT DATE/TIME: MAY 05, 2015 / 01:00PM GMT

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

CORPORATE PARTICIPANTS

Michael Jacobi Sturm Ruger & Company Inc. - Chairman

Kevin Reid Sturm Ruger & Company Inc. - General Counsel, Corporate Secretary

John Cosentino Sturm Ruger & Company Inc. - Vice Chairman

Michael Fifer Sturm Ruger & Company Inc. - CEO

CONFERENCE CALL PARTICIPANTS

Brian Rafn Morgan Dempsey - Analyst

Colin Moran Abdiel Capital - Analyst

Ryan Hamilton Morgan Dempsey - Analyst

David Durham Morgan Dempsey - Analyst

PRESENTATION

Michael Jacobi - Sturm Ruger & Company Inc. - Chairman

I am Mike Jacobi, the Chairman of the Board of Sturm Ruger & Company Inc. And it is my pleasure on behalf of the directors and the officers of Sturm Ruger & Company Inc., to welcome those present, including those attending the meeting for our webcast to the 2015 annual meeting of Stock Holders.

As a reminder, please silent your cellphones during the meeting.

At this time, I would like to introduce the company's other directors. John A. Cosentino, Jr., who is our Vice Chairman; Amir P. Rosenthal, Ronald C. Whitaker, Terrence G. O'Connor, and Michael O. Fifer who is also the company's Chief Executive Officer.

Unfortunately, Philip C. Widman had an accident and has not been cleared for travel, so he is unable to attend. I understand he is listening to the webcast however.

Our company officers are Christopher J. Killoy, President and Chief Operating Officer; Thomas A. Dineen, Vice President, Treasurer and Chief Financial Officer; Mark T. Lang, Group Vice President; Thomas P. Sullivan, Vice President of New Hampshire and North Carolina Operations; Steven M. Maynard, Vice President of Lean Business Development; Kevin B. Reid, Sr., Vice President, General Counsel and Corporate Secretary.

I would also like to introduce Jeffrey LaGueux and Craig Dent, outside counsel for Patterson Belknap Webb & Tyler. Greg Budnik and [Bryan. D'Parello], our independent auditors from McGladrey LLP, who are available after the meeting to answer any appropriate questions you may have.

Philip Meyer, our Stock Transfer Agent and Computershare -- from Computershare Investor Services.

We will now conduct the regular business of the meeting, followed by Mike Fifer's presentation to the shareholders and a question and answer period.

Our agenda for the formal matters to be brought before the shareholders today will be as follows; one, to take care of the necessary appointments and documentations for the meeting; two, to establish a quorum; and three to take votes on the items of business properly brought before the meeting.

These items of business are one, a to elect 7 directors to serve on the Board of Directors for the ensuing year; two, to ratify the appointment of McGladrey LLP as the company's independent auditors for the 2015 fiscal year; three, to hold an advisory vote on the compensation of the company's named executive officers; and four, any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As the company's bylaws provide, I will act as Chairman and conduct the meeting. Corporate Secretary Kevin B. Reid, Sr. will act as Secretary of the meeting and was appointed as Inspector of elections before the meeting.

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

As inspector, Mr. Reid will determine the presence of a quorum and service judge on all matters requiring a stockholder vote at this meeting.

Let the minutes of today's meeting show all of the documents concerning the call, and notice of this meeting are available here for inspection by any stockholder and will be filed with the records of the company including a copy of the notice of internet availability of proxy materials, an affidavit of mailing certifying that the proxy materials were mailed to the stockholder a record of the company, the signed oath and report of the Inspector of the Elections, and a list of the registered stockholders entitled to vote at this meeting.

We have previously supplied each stockholder record with a notice of internet availability of proxy materials that contained instructions on how to access the company's proxy statement and Form 10-K. Extra copies of these documents are available at the back of the room.

Additional proxy forms are also available for anyone here who has not submitted a proxy and would like to do so, or for anyone here who has submitted a proxy that he or she would like to change. If so, please see Philip Meyer of Computershare at this time.

If you are voting in person today, you may give your proxy form to Mr. Meyer at this time -- at any time during the meeting up until the vote is closed on the voting matter. In the interest of time, we encourage you to do so as soon as possible. We would ask that all those present at the meeting sign the attendance book after the meeting is adjourned, if they have not already done so.

The bylaws of the company provide that a majority of the voting stock shall constitute a quorum for the transaction of business at this meeting based on proxies and stockholders present.

Mr. Reid, may we have the report of the Inspector of Elections on whether or not a quorum is present?

Kevin Reid - Sturm Ruger & Company Inc. - General Counsel, Corporate Secretary

Mr. Chairman, the proxies received by the company in connection with the 2015 annual meeting of the stockholders of the company have been examined, and have been found to be in proper form and there are present at the meeting in personal or by proxy at least 16,293,097 or 87.16% of the shares outstanding of the company which are entitled to vote, and such shares constitute a quorum for the transaction of business at this meeting.

Michael Jacobi - Sturm Ruger & Company Inc. - Chairman

Thank you. Because a quorum is present, the meeting will proceed.

Mr. Reid, were there any additional stockholder nominations or proposals for business for this meeting properly filed with you as Corporate Secretary in accordance with the advance notice requirements of the company's bylaws other than those already mentioned?

Kevin Reid - Sturm Ruger & Company Inc. - General Counsel, Corporate Secretary

No, Mr. Chairman, there were not.

Michael Jacobi - Sturm Ruger & Company Inc. - Chairman

As a result, the business of this meeting is limited to the matters set forth on the agenda. Detailed information on each of the proposals in included on this proxy statement, copies of which are available in the back of the room.

The first order of business is to elect directors for the ensuing year. As indicated in the company's proxy statement, seven directors will be elected at today's meeting. Those directors receiving the highest number of votes or of plurality of votes of shares present in person or by proxy at this meeting will be elected as directors of the company to serve until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

As indicated in the company's proxy statement, the Board of Directors has nominated the following persons to serve as directors -- Myself, C. Michael Jacobi, John A. Cosentino, Jr; Amir P. Rosenthal; Ronald C. Whitaker; Philip C. Widman; Terrence G. O'Connor, and Michael O. Fifer.

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

The company's bylaws require that a stockholder give advance notice to the company in order to nominate any person as a director. Because no such notice was received, I hereby declare the nominations for directors closed.

The second order of business on the agenda is the ratification of the board's appointment of McGladrey LLP as the company's independent auditors for the 2015 fiscal year. The affirmative vote of at least a majority of the shares entitled to vote and represented in person or by proxy at this meeting are required to ratify the appointment of McGladrey LLP as our independent auditors for the 2015 fiscal year.

At this time, I call upon John A. Cosentino, Jr., a member of our Audit Committee, for the Audit Committee's recommendation.

John Cosentino - Sturm Ruger & Company Inc. - Vice Chairman

Chairman, I move that the action of the Board of Directors in selecting McGladrey LLP as the independent registered public accounting firm for the company for the 2015 fiscal year be ratified and approved.

Michael Jacobi - Sturm Ruger & Company Inc. - Chairman

May I have a second?

Unidentified Company Representative

I seconded.

Michael Jacobi - Sturm Ruger & Company Inc. - Chairman

Are there any remarks on the selection on the independent auditors?

The third order of business on the agenda is an advisory vote to approve the compensation of the company's named executive officers as described in the 2015 proxy statement, otherwise known as the say-on-pay vote. While the vote is not binding on the board of the company -- on the board or the company, we will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers. The affirmative vote of at least the majority of the shares entitled to vote and represented in person or by proxy at this meeting is required to approve on an advisory basis the say-on-pay vote.

At this time, I call upon John A. Cosentino, Jr., the Chairman of the Compensation Committee, for the Compensation Committee's recommendation.

John Cosentino - Sturm Ruger & Company Inc. - Vice Chairman

Mr. Chairman, I move that the compensation of the company's named executive officers, as described in the 2015 proxy statement, be approved by advisory vote of the stockholders of record of the company as of March 16, 2015.

Michael Jacobi - Sturm Ruger & Company Inc. - Chairman

May I have a second?

Unidentified Company Representative

I second the motion.

Michael Jacobi - Sturm Ruger & Company Inc. - Chairman

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

Are there any remarks on the motion to approve the compensation of the company's named executive officers by advisory vote?

This concludes discussion on all formal matters to be brought before the shareholders and we will commence to vote on these matters.

Kevin Reid - Sturm Ruger & Company Inc. - General Counsel, Corporate Secretary

The polls are open as of 9.12 am on May 5th, 2015 for each matter to be voted on.

Michael Jacobi - Sturm Ruger & Company Inc. - Chairman

The time has come to vote on the matters properly before the meeting. Ballots will be passed out to any stockholder who desires to vote by ballot. There is no need for anyone to vote by ballot if he or she has already voted by proxy.

Kevin Reid - Sturm Ruger & Company Inc. - General Counsel, Corporate Secretary

Is there anyone here who wants to vote by ballot who's not already done so?

The polls for all voting matters are now closed as of 9:13 am on May 5th, 2015.

Michael Jacobi - Sturm Ruger & Company Inc. - Chairman

The voting is complete. Accordingly, I will now ask the Inspector of Elections for a report on each vote.

Kevin Reid - Sturm Ruger & Company Inc. - General Counsel, Corporate Secretary

Mr. Chairman, we have completed the tabulation of the votes with the following results -- on the first proposal, the election of directors, I report that the following nominees have been elected as directors of the company to serve until the next Annual Meeting of Stockholders by a majority of the shares present and voting. These are C. Michael Jacobi, John A. Cosentino Jr.; Amir P. Rosenthal; Ronald C. Whitaker; Philip C. Widman; Terrence G. O'Connor; and Michael O. Fifer.

On the second proposal, the ratification of the independent auditors for 2015, I report that a majority of the advisory votes present and voting was cast for the approval of McGladrey LLP as the company's independent registered public accounting firm for 2015. And their selection is therefore ratified.

And on the third proposal, the advisory vote on the compensation of the named executive officers as presented in the proxy statement, I report that a majority of the advisory votes present and voting was cast for the approval of the compensation of the company's named executive officers.

Michael Jacobi - Sturm Ruger & Company Inc. - Chairman

Thank you, Mr. Reid.

The Chair declares that all proposals have passed by majority of votes cast. I now direct that Mr. Reid prepare a written report of the results of the election to be incorporated into the minutes of this meeting and included in a Form 8-K.

This concludes the formal business of the meeting.

I will now ask our Chief Executive Officer, Mike Fifer, to report on the company's business to the stockholders. Following Mr. Fifer's presentation, we will hold a question and answer period for those present.

Michael Fifer - Sturm Ruger & Company Inc. - CEO

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

Good morning, my name is Mike Fifer. And as the CEO of your company, welcome to our annual meeting.

Before we get started with my presentation, I'd like Kevin Reid to read to you the caution on forward-looking statements.

Kevin Reid - Sturm Ruger & Company Inc. - General Counsel, Corporate Secretary

We wanted to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings including, but not limited to, the company's reports on Form 10-K for the year ended December 31, 2014 and Form 10-Q for the fiscal quarter ended March 28, 2014.

Copies of these documents may be obtained by contacting the company or the SEC or on the company website at www.ruger.com/corporate or, of course, at the SEC website at www.sec.gov.

We reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found at our Form 10-K for the yearend of December 31st, 2014, and our Form 10-Q for the quarter ended March 28th, 2015, which also is posted on our website.

Furthermore, the company disclaims all responsibility to update forward-looking statements. Mike?

Michael Fifer - Sturm Ruger & Company Inc. - CEO

Thank you Kevin.

This is a brief overview of the investment highlight to the company. As you've known over the past few years, we've grown considerably as a small retrenchment in 2014 and appeared to be moving forward again.

We've got really a very strong company. We have the broadest product array out there. We are generally number one or number two in all our key market positions. And we've got a really good team both at the board level and at the company level.

These are some of the key metrics of the company. And the one we've added this year to show you is EBITDA, because when we were running flat out in 2011, 2012, and 2013, we were really running our machines hard, many of them more than 20 hours a day. And so one of the things I did was shorten the estimated useful life of our equipment which caused an acceleration of depreciation. And also a catch-up on some of the equipment we already had.

So temporarily, it was quite an extra slug of depreciation, particularly in 2014 of I think about $7 million. And we'll have about $3.5 million this year.

So we've included the EBITDA number to pull depreciation out just to show there's a considerable difference between the two.

We've got some other news too. We have purchased a small metal injection molding company in Saint Louis, which is primarily for our internal use. Although, much like our foundry, there's some external customers as well. And some of them are in the firearms business, one is in the dental business. So it's a variety of small additional business. But the primary purpose is to provide metal injection-molded products for our use. And the key benefit of this very small acquisition is speed to market.

We've ran in no problem on new product development, it's usually because we've got to alter a part. And the first thing the vendors tell us is that it's 12 to 16 weeks to change the tool and be able to produce new main parts.

So by bringing part of this in-house, we could really focus on those must-have component parts and put them to the, you know, the head of the priority list.

Two step distribution -- we have only 16 customers. And we have over 450 firearm SKUs of which about 300 are catalog at any given year and the rest are distributor exclusives.

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

Demand in the third quarter of 2014 dropped off very dramatically. And as a consequence, we cut back production very dramatically as well.

From our peak of production to our low production, it's probably a 50% reduction. Although an aggregate from the high quarter to the low quarter, it was about 42%.

As been our practice, we try to avoid putting too much inventory into the channel. But what's the right amount?

We've been going along for years with almost no finished goods inventory, and we kept advising in the MD&A of all our quarterly filings that we might add about $15 to $20 million of finished goods inventory when we've finally got the chance. And last summer was our chance for that.

We'd also been after our distributors to hold a little more inventory. So rather than perfectly match production to sales, and what we believe to be the end user demand, we actually over-produced a little bit to try to get those inventories into sort of more rational levels so that we could more rapidly fulfill demand when it came back.

And it was a little bit exciting while we did it, perhaps a little bit scary because we weren't sure when it would bounce back. But as it turns out, and I'll show you some quarterly numbers, when we look back, the third quarter appears to have been the low point. And we've had steady increases in demand since then.

One thing to note on this chart here, the high of 10,000, the low of about 6,000; we're actually up at about 8,000 a day now through the month of April, okay?

You can see here that demand from the independent distributors also dropped off very quickly. And the difference between the black line which is our production, and the red which is our shipment to the distributors, represents in each quarter the amount of inventory growth. So three quarters, we really grew inventory at Ruger. And then these past two quarters, a reduction of inventory at Ruger.

And then the blue line is our estimate of the sell-through from the wholesaler to the retailers. And the same thing applies there. And the difference is either increases of inventory and the wholesaler, or more recently a dramatic reduction of the inventory at the wholesaler. So they're really doing their job.

This is a five-year consolidate operating results. '09 was a good year, but 2010 was a drop off. And then we had three really phenomenal years. And one of the things you'll notice off of this is that there's a quite a bit of leverage on incremental growth. And so not only did the top line grow, but you'll also see improvements in margin, operating margin, earnings per share, EBITDA. And all during this time, we are increasing inventory turns.

And then we had a little bit of retrenchment in the back half of 2014, and some of the numbers suffered as we went through. Nonetheless, 2014 still had 25% EBITDA, which is a pretty good number for a company that's retrenching. In fact, it's a pretty good number for just about any manufacturing business.

These are the consecutive quarterly financial results and here's where you can note that Q3 appears to be the low point of sales. And then you see all the other numbers starting to improve, not just in absolute dollars, but also in percentages as well.

This is a graph of our total shareholder return. One of the things that's unique about this is that it's only measured once a year on the graph that we put into our filings. And it's measured on the last day of the year. And so it's really very much subject to the share price on that last day of the year. And you can see that the share price really varied, but now were already back up into the mid-50s.

So just to scan four months later, if we were to measure the graph today, it would be considerably improved.

But even where it was -- can we go back one? It's still quite a bit better than the major indices and our only other public competitor.

Okay, just go forward.

This is a graph of our net income and the return on net income.

In 2014, we had our third highest net income ever, and our fourth highest return on equity. And it was still 35%. Again, a really outstanding number.

We'd certainly like to be able to deliver 80% every year, but that was quite an anomaly, and we'll definitely work on improving this number.

We introduced the use of NICS as a proxy for consumer demand some years ago. And now most of the companies in the industry are also relying on that. And we still think it's the useful number we have out there, but it's not perfect. There is some data discrepancies that come up and particular in recent quarters that make it appear kind of confusing. Sometimes it goes up on all industry players. Sales are going down and vice versa.

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

But in aggregate view to over a number of years, we think it is a pretty good meaningful proxy. And even with the downturn in 2014, we'd handle it beat next growth over the past number of years.

Now, one of the things I talked about in my quarterly conference calls for the third quarter and fourth quarter was that I thought we had lost a lot of market share, that we had really declined much faster than our competitors, that they were far more aggressive on price cutting and promotions and things. And that we were tolerating that because our price discipline is really critical and important to how we manage the business. But it was very painful to go through.

Well we recently got the import data. And it would appear that starting with the end of 2013, that the major import numbers for handguns also declined. And each of these countries has primarily one major supplier in the country. For example, Austria's Glock, Croatia's Springfield Armory, Germany is primarily Walther but also a little bit on the H&K for handguns, Brazil is Taurus, and Italy is Berretta. So they really had a lot of decline too.

Next slide.

And it really kind of matches ours. So in hindsight, I'm not sure we lost as much market share as we initially thought we did while we were going through this, and didn't have any data to try to understand what was happening to the competitors.

These are the numbers I [will present] -- our analysis that I reported to you in the past on how we think we've done in each major category. And this year, we have only really two significant changes. We think we lost market share in the small compact and sub-compact center fire handguns. And we clearly gained market share and modern and sporting rifles with the introduction of our new AR-556.

Now, what's going on here is we have a very good product line with the LCP and the LC9. But frankly, the LCP has been around for a few years. We needed to do something to freshen it up. And Glock came out with the Glock 42 which was directly aimed at the small 0.380 caliber market. And they took share, I think from everybody who participated in that segment. And it's not -- they're not done yet.

And finally, after many years of watching everybody else came out with a small single stack 9 with the Glock 43 this year, so they're going to affect that market category as well. And our sort of -- the rumor mill information is that they promised the wholesalers a lot of units. So apparently they're really gearing up.

Now coincidentally, we completely redid our single stack 9 LC9. We went from hammer fire to striker fire, and it really is one of the most delightful little handguns to shoot. I don't know if we'll hold our own, or we'll have some erosion because of the Glock. But it's a wonderful handgun, and I'm glad we dramatically improved it.

A core part of our strategy is to drive demand through the introduction of new and innovative products. And you've seen how well that's worked over the past number of years. And it's a very significant portion of our sales each year.

Now keep in mind our definition is the first two years or eight fiscal quarters since we launched a major new product. We do not include just caliber changes, we don't include new colors or minor line extensions. It generally has to be a new platform product, or like in the case of the LC9 where we have completely reengineered the gun from the ground up.

And so it's a significant portion of what we do and how we've been able to grow the company.

Go ahead.

We've got four new platform products; two firearms, and now we're reporting on accessories as well. One of the things we learned going through 2013 and 2014, and it really became most obvious to us in 2014 when we started to slowdown and we're trying to really analyze our numbers to figure out what was helping the most and what was hurting the most. And it turns out that accessories that we've been involved in but not necessarily identifying them separately or paying a lot of attention to them when we did our analysis were really a major, major contributor in 2013 and the first half of 2014.

In particular, when we launched the BX-25 magazine. We essentially took that entire market away from the competitors. And at one point, we are making thousands of them per day.

The manufacturing guys came to me, looking to make a new tool and the pay back was four days on a $180,000 tool. And we're not at those rates right now. But it shows to us in a very dramatic way just how important accessories are.

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

So now as a part of our whole product development process, we focus on accessories just as much as we focus on firearms and we'll be showing those key developments to you.

Here's two important ones; we've got into the aftermarket trigger business, and there's a lot of interests in these triggers. We just launched them but they're moving along quite well. And we've got some in the back of the room if you want to try dry firing them later.

We've got a number of new product derivatives and distributor exclusives. And we'll run through some graphic slides of them here real quickly.

Go ahead.

The new AR-556 -- now, our SR-556 is a piston-operated. This is a direct gas impingement. And this gun is a fully featured M4-style at probably the lowest price out there. So it's a best value in the market. It's the hardest gun to get in the industry right now. Retailers are screaming for more of them. And we're cranking up production to satisfy that.

The LC9S and the LC9S Pro are the complete redesigned of the LC9. And I'll encourage you to try one some time. They really are delightful.

The LCP Custom has a lot of improvements to it, and within the new red aluminum trigger really pops up under the counter. And so folks who already have several LCPs now have excuse to go buy another one, and it's working.

And the 9E is a product where we took our full-featured LC9 and we are trying to hit a lower price point, so we took out sort of nice to have, but not need to have features. So this gun has all the need to have, but nothing extra. So somebody going into a store looking for a full-sized 9 has a choice between the fully featured LC9 or a less expensive with only the essential features LC9E.

The 1911 is now available with an aluminum frame, much lighter gun. Each year, we come out with a new model -- the 2245 Light, and this year's raised model there.

The Charger was a gun we introduced, I think about five years ago or so. And it had a spectacular but short-lived life. I think we sold about 18,000 of them in 90 days.

And so as we were going through the slowdown in the back half of 2014, one of the places where we had capacity and very good margins is 1022s. So we pulled the Charger out of moth balls, dusted it up a little, came up with a takedown version here. And this thing is taken off to the races and looks like it will really beat its predecessor.

A Mini-14 and 300 Blackout -- we don't come out with new calibers for that gun very often, so this one has been well-received.

Gunsite Scout Rifle and composite stock, and also in 556.

1022 enjoyed its 50th anniversary last year. We ran a contest online where I think over a thousand people submitted designs. And then we had consumers vote on them. And we came out with a very good rifle, and sold quite a few of them last year.

And then also because of the 50th anniversary, we came up with some collector's memorabilia. This gun sold very well.

And then the American Rifle, we've now started to branch out. And what you have here is the Predator, which is the heavier barrel, popular with hunting. You've got the Ranch model, which is a short barrel with a threaded end, that people could put a sound suppressor on, they can shoot it with like, 300 Blackout, or they can use it as a Coyote gun. And then also in left-handed and stainless as well.

The Rimfire, also with a threaded barrel. It turns out that sound suppressors are really, really, really taking off. And it's completely reasonable. It's actually a very polite way to shoot at the range, holding the noise down.

The Hawkeye FTW Predator -- this is a marriage of two previous guns that are done very well. And so we've got the adjustable length of pull, and the heavier barrel added. And this is a very good precision rifle. It's really delightful to shoot.

Winchester Ammunition also makes ammunition for construction industry. They make these heavy powder charges for driving nails into concrete. And they came out with ammo based on that. And it's a very, you know, inexpensive ammo, but very challenging to make a firearm for. Because one of the problems you will have with Rimfire cartridges is that they have to be soft enough to ignite them through the rim, but yet hard enough to hold these magnum loads. And this particular Winchester load was really heavy brass.

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

But we finally figured out the engineering of it and come out with a good rifle. I believe there's only one other significant competitor out there, and so we expect to do very well with this.

The LCRx, which is the exposed hammer with a longer barrel and a longer grip, is a very comfortable gun to hold and to shoot. It's been doing well.

The LC9 -- LCR and the 9 millimeter -- and traditionally Ruger has had some pistol caliber revolvers. And they do well for a very brief period of time, and then they largely go away. They're actually kind of difficult to use well.

But we've come up with moon clips that don't require any tools, and the shells just fall out. And right now frankly 9 millimeter is one of the cheapest ammos out there. So we expect good things from this handgun.

SP101 and 327 Federal Magnum -- that' a caliber that delivers the performance of the 357, but with generally a good bit less recoil and a good bit more noise, a bit of a tradeoff.

Again, the accessory products I talked about for the last year, the big one was the BX-25 magazine, but for this year, it's the two triggers. And we've also come up with a 15-round magazine that sits very nicely under that charger and has the added benefit for some of the states that overreacted with restrictive laws. This is in a maximum capacity they can use in those states. So it has that extra benefit as well.

We've got a lot of media coverage and awards. These are the consumer-oriented awards, typically Gun of the Year, and a couple of industry awards. Actually, we've been the Manufacturer of the Year for eight years in a row. Hopefully they won't retire that. I'd like to see how high we can get it.

Covers of magazines are very important for selling guns, even in the age of the internet and all the web blogs. When you get on the cover of American Rifleman or Guns & Ammo, that is good as it gets. It sells a lot of guns.

But we've gone in those covers and quite a few others.

Go ahead.

Web blogs are also becoming much more important. There's a surprising number of people making a living, reporting via the web. Every man's publishing. So we participate actively in that. We support the better writers, and we're getting a lot of really good coverage from that.

We're also on social media. I really can't tell you how to use any of these, but I know we're on it.

I'm going to take you back to 2011. One of Bill Ruger's goals was to make a million guns in one year. And it got close a couple of times, but he never quite made it. And if you remember in 2009 and 2010, we had a bit of a slowdown. So early in 2011, I was looking for a way to really spur things along at the company, get everybody excited and challenged and not just try to go 5%. Also, it was the beginning of a new presidential election cycle, which generates a lot of political interests and fervor.

And so we set out the one million gun challenge. And we asked our consumers to jump in and help us. We actually ended up doing so well, it became obvious that we would make the one million guns well before the deadline that I raised it very publicly to 1.2 million gun challenge to try to keep people motivated and working hard at it.

And there's a couple of lessons to be learned from that program. One is both the internal challenge to get everybody thinking out of that 5% or 10% growth, to how we're going to really do something dramatic. And it wakes up the whole company. And the employees in the factory had to do a lot to support the sales team, and you should've seen him in the factory. They're all wearing million gun t-shirts and 1.2 million gun t-shirts, and they're really pumped and they had to work really hard to do it. They put in a lot of overtime, they missed a lot of weekends. But not only did the sales folks pull off the demand, but the factory guys helped fulfill it.

And the other lesson learned is that the consumers who really care about Ruger were thrilled to be part of the big challenge. We actively called on them to help us, and they did. They liked being part of the big goal too.

So we're in similar situation where with 2014, we went down. I don't really want to grow 5% if I can help it. I want to shake things up and get us going again. And my gosh, it's a start of another presidential election cycle. And so I've got on the radio at the NRA show and announced the 2 million gun challenge. And to make it even more exciting, we're going to do $2 a gun this time.

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

And when I was on the radio, they asked me, the interviewer asked -- do you think you can do it? And you're kind of on the spot and have to answer quickly, and I blurted out no. But I didn't think we could do the one million gun challenge either, and we did. And I don't know if we can do this one, but I know that if we challenge everybody inside the company and we ask our consumers to help us, we got as good a chance as anybody that we're getting there.

And for those of you who are working up the math in a panic, you don't need to.

For the one million gun challenge, we needed to sell about 10,000 extra guns to breakeven on the promotional cost. And we sold 300,000 extra guns. And so the number of incremental guns we have to pull off to not be underwater here isn't really all that great. And I'm very, very confident that we could make it work. I'm not confident we can sell an extra 300, but boy, we're going to try.

One of the important things with Ruger's is the strength of our balance sheet. A key part of that is receivables, which are, I think around 99% current, and have always been kind of 97%, 98%, 99%. We watch it very, very closely even during the downturn.

Another key area is inventory. We pulled a lot of cash out of inventory in the first two years for this management, and then it got to a point where we're still growing so fast, 30-40% a year, we actually had to add a little bit back.

And the one thing we didn't have -- the red is the raw material and whip, and the black is the finished goods. And we really had a hard time trying to get finished goods up to any kind of reasonable level. We never had many units. So we took advantage of it last year of that unpleasant downturn to build a few units there.

But we didn't build as many as we would've if we hadn't been continuously improving inventory turns. And so inventory turns slowed just a little bit last year, we still saved about $19-$20 million worth of inventory build had we not improved over the last few years.

This is a graph of our quarterly finished goods inventory. And you think of a company doing well over a million unit per year to have, you know, something like 25,000 to 30,000 units. That's just not enough to run the business. You know, the customers are always screaming for more product.

So during the downturn of 2014, we built it up and it actually came into very good use. This spring, when the market took off again and we started ramping up the factories, I mean, we've got some 6,000 to 8,000 units a day already. But we just couldn't ramp up the factories fast enough to take advantage of that, and this is where having some inventories really pays off.

Okay, next.

And the same thing with our distributors. They've never had enough inventory really for the business they were supplying.

Next slide.

And in fact, at one point, their inventory turn which I think is on a slide coming up, were about 39. That's completely ridiculous for this kind of business.

And so we've got them now into the six inventory turn zone. I'm often asked will you be able to keep it there? We're going to try. We're going to try to keep them at six, they're going to try their best to get to 12. It would be an interesting exercise. But they benefit from having inventory. They benefit from behaving like a real distributor. And they really benefited this spring.

Next. Here we go.

They're at the 39 turns. And that means they basically couldn't take orders. And so they're much better safe now, and we're going to try and convince them of that.

On the capital allocation side, you'll see we behave about the same each year and how we spend our money. The ratio is about the same. The pie on the left is a little bit smaller than the pie on the right, reflecting the scale there.

This coming year, we're planning to spend less on capital expenditures. Some of the ones you see here for this two years are for products that have not yet been launched. They're at the -- build super sales in the factory and when we get those cranking along, I'll be very pleased. And I don't think we need to spend as much this year to bring these products over the finished line.

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

Our variable quarterly dividend was started in the spring of 2009. And if anybody remembers the stock price then, it was about $11, a little under, a little over, it varied over the -- right before we announced the dividend.

And we've reached kind of an interesting milestone that I'm particularly proud of. The stock then was about $11, and had you bought it then right before the dividend started, you've now received $11.10 in dividends. You'll be playing with house money.

Next.

Our return to the shareholders and aggregate has been $272 million. Healthy chunk of that stock buybacks and the rest of that, dividends. And you saw we bought some stock back the past two quarters.

I'd like to reiterate that our philosophy on stock buybacks is not the one used by many companies that just buy it at any price. We believe that if the stock is trading at any kind of a reasonable multiple, the company should stay out of it, will keep focus on dividends. I frankly look forward to the chance to do another special dividend some years in the future here.

And when the stock price gets to a completely unreasonable level low, then we'll participate and help out. But otherwise, I don't think we're going to be a regular player here. We still have a considerable amount of money left authorized, but I don't think you should anticipate that we would buy any stock at the current prices. They seem to be more of a reasonable multiple, and so with the shareholders' side then.

One interesting note on the capital expenditures -- we have spent, since this management team got together, about $200 million on CapEx. During that period of time, we've grown the company by more than $400 million. And so if you look at that, it's about a 2:1 ratio. We're about 50 cents of CapEx to achieve an incremental dollar of sales. Is that good or bad?

Well we actually think our incremental sales contribute, you know, on an incremental contribution basis, almost 50% in gross margin. So we think it's actually fairly reasonable. And during really peak periods of demand, we can squeeze more volume out of our base. But that's typically running four shifts including the weekends, 20 hours a day. It's not a sustainable rate. And so when we got up to -- I think our trailing 12 months one year ago was $702 million. At that point, about $160 million of CapEx. So I think we've gotten a lot of good value out of that money.

And our market capitalization, I think last night hit about $1.1 billion. So we've done a good job there as well.

And our cash balance at the end of the quarter was $31 million. And with the improving results, it should continue to grow.

One note on some accounting -- we froze the defined benefit plan in 2007, and then finally had an opportunity to terminate it. It was a very big expense of $41 million. The accounting is for pensions, are pretty complicated. You really need a couple of years at graduate school to understand it.

But the important part I wanted to point out was that the cash outlay to terminate was only $7.5 million. And the benefit is not just the 400,000 a year we're going to save in administrative expenses, and [PDGC] premiums. But that it gets rid of a big future liability. You know, you look back at companies like a General Motors that had those huge, you know, almost 100 years of pension benefits hanging over them. And so that's all done for the company now. There is no more future risks of that kind of stuff. It's gone, okay?

These are our tentative dates for investor communications. We'll update you if any of these changed.

And again, the investment highlight is here. We think it's a really solid brand. We've got a lot of great products. We're generally number one or number two in every category we play in. We've got very strong group at the Board of Directors level. We've got a good management team. We have a wonderful work force that when given the opportunity, they just -- they really pull together.

And I think you've got a good company. We're proud to be part of it.

+++questions-and-answers

Unidentified Company Representative

So the questions.

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

Michael Fifer - Sturm Ruger & Company Inc. - CEO

Okay. [Ryan]

Unidentified Participant

Like to talk a little bit about the [in-stewart city] and then the new and small [cash in bond that you make], when you look at new product development, what to you is the biggest constraint - is it ideas, capacity, is it engineers, sub components -- is it subcomponents? What specifically is the constraint? Because you were kind of 28 to 38% new products as percentage of sales. Obviously your sales go up that's really tough thing to maintain. You've been kind of 17-18%.

So just kind of highlight for you, what are the constraints when you look at driving new products?

Michael Fifer - Sturm Ruger & Company Inc. - CEO

We have no lack of ideas for new products. The product plan has a lot of items on the waiting list. And while we can free up teams to work on them, we'll be busy for years to come. So that's not the issue.

And it's not capital frankly, we've got a wonderful balance sheet.

What it tends to be is that guns are much harder to design than you think. You can do all kinds of modeling on the computer, you can really think you understand what's going to happen when you have this incredible explosion as the powder ignites in just a microsecond. But until you actually go to make the prototypes and shoot them and observe them under a 10,000 frame per second camera, you really don't know what's going to happen. You don't know if parts are going to fail. And sometimes, you get some real surprises.

So we end up often getting that first prototype done in a pretty quick time, and then we'll spend typically a year or two years trying to make that gun one that Bill Ruger would be proud of -- rugged, reliable, something people can count on, and built in a way that it's a really good value.

The actual, biggest single contributor to the delays is when you have to change a part and it involves long lead time tooling; whether it's metal injection molding tooling, investment casting tooling, or plastic tooling. And often, each time you run into a little glitch there, you're adding 12 to 16 weeks to the process.

Other kinds of parts like the spring part, you can typically get a new spring made out of a new material much, much faster. But if you've got to change a molding tool, that's the problem. And if you get a bunch of those in sequence, that's where the big delays come from.

Now we try to do a lot of what we call risk investing on that. If we think a part could be marginal, we'll build multiple tools at once and try different varieties of it. But sometimes in the case when we get surprised when a part that just seems like a no-brainer, you know, breaks after 5,000 rounds, and we wanted to go 10,000, 15,000, or 20,000 rounds. So it's much harder than it looks to design a gun.

Michael Jacobi - Sturm Ruger & Company Inc. - Chairman

Can I ask anyone who wants to ask a question after being recognized, just please identify yourself?

Brian Rafn - Morgan Dempsey - Analyst

Brian Rafn from Morgan Dempsey Capital. Mike, can you talk a little bit about the up at new port, the integrated furnace and some of the mini mills? And where do you kind of see that with your 2 million gun challenge building out for 2015?

Michael Fifer - Sturm Ruger & Company Inc. - CEO

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

Okay, one of the ways we analyze investment casting is the number of setups. And we've got a couple of products we've got coming on. We expect that we're going to need about 900 set ups per day. Now a set up may have just one or two parts on it, or if it's a little part, it may have, you know, 25 or more parts on it. And that setup has to be dipped in ceramic built around it, and then empty it out and then metal port in it, and then broken off and so on. But that's the metric we typically use.

And a mini mill is typically good for about 150 setups on a 10-hour shift. And so we have the first mini mill running two-10 hour shifts doing about 300 setups. The second mini mill is running a very good first shift, and we're training the folks for the second shift. So that will get us about two thirds of the way there, and you could extrapolate that to say that one more mini mill will finally get us there and we can turn off the big mill. But it takes a long time and they're fairly expensive. It's $3.5 million to $4 million, and then 18 to 24 months to make another mini mill.

And I put that third mini mill on hold last year while we're waiting to see just how the market would shake out. And we're going to watch it to this year, but we may start that project up again. And hopefully get in a position here in a few years where we can get rid of the big mill.

Colin Moran - Abdiel Capital - Analyst

Colin Moran, Abdiel Capital. Can you talk about the challenge one of these smaller players would face if they wanted to make a push into let's say pistols and take a lot of share? What is it that is -- makes it so hard for new entrants to get into this business, or at least to expand a lot in this business?

Michael Fifer - Sturm Ruger & Company Inc. - CEO

Well, during the very strong demand years of 2011, 2012 and 2013, it actually wasn't that hard for small entrants. In particularly, you saw that on a modern and sporting rifles side where folks would go out and buy component part and assemble a gun, and maybe put some little twist on it that made it unique to them. But then during the downturn in 2014, many of those companies went away. They couldn't survive.

And when there was -- when the retailers are reluctant to bring in inventory, those guys suffered the worst. So during the boom, it's not that hard for a new little company to come in, particularly if it's a situation where they can buy a component and assemble a gun.

But again, if you are, you know, a little tiny company and you've got a fund several years of development and a lot of CapEx and feed engineers for a few years with no revenue, that'd be pretty difficult.

Unidentified Participant

Mike, you guys have withdrawn from the shotgun market. I'm just wondering going forward if that's a viable gun line or that's an exit that's permanent?

Michael Fifer - Sturm Ruger & Company Inc. - CEO

we've retired the Red Label. After great effort and a number of years came out with the Red Label 2 with really strong expectations of being able to have that at a street price of around $999. And we've made a few assumptions on what we could achieve in a manufacturing plant, and we did not meet our goals. And so I've got tired of shipping the guns with a couple of hundred dollars wrapped around them. And after a consultation with all our distributors, we concluded that the market wouldn't bear a significantly higher price, so we went through the product line.

[You've seen] announced an opportunity. Now shotguns are wide open.

Unidentified Participant

From your vantage point at Ruger, could you guys talk a little bit about some of the heavy discounting from MSRP that we saw last year competitive? And you know, how that has may be changed in the first quarter and then kind of the exit from the shock shown, what you're kind of seeing in the dealer channels?

Michael Fifer - Sturm Ruger & Company Inc. - CEO

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

Typically, distributors hold selling shows in January and February. And pretty much all of manufacturers in the industry participate and they all offer programs like a buy 10 get 1 free.

And the buying groups also hold their shows typically twice a year, once in the spring and once in the fall. And Ruger does not participate in the buying groups. We do participate in the distributor shows, although frankly I think four of our top five distributors don't hold shows, but do just as well.

And that's pretty much it for promotional effort for Ruger that would affect the price. We have the 4R program in the summer to incentivize the retail stores salesman. But if you didn't buy during the distributor show, you're not going to be able to get the products at a discount. The rest of the year, you're paying normal distributor price.

What happened last summer was that we continued on our normal pattern, but many of our competitors deeply discounted in the second half of the year as well, not just during that two-month window of water riding in January and February.

And so as we saw the demand significantly declined, we felt that a healthy portion of that was due to the much deeper discounts available to our competitors. And that's why we were frankly surprised to look at those handgun import numbers to see that they also suffered very significant percentage declines in the second half of the year. But we really didn't realize that while we were going through it. We were convinced they were still winning and we weren't.

But I think in hindsight, we really did not lose much market share as we thought we did during the period in spite of holding our prices firm through the year, which protected the retailers' inventory, and protected the wholesalers' inventory, very important. And they have long memories.

What it did mean was we clearly lost some sales like for example the big hit, which I think I've told you before, it was Black Friday. So we dominated Black Friday sales and flyers in 2013, we were completely absent in 2014 because, you know, a large retailer would buy -- get a special buy from one of the other guys because of their deep discounting in the second half of the year and that's what they promote.

So I know we lost some share, I just don't think we lost -- now in hindsight, I don't think we lost as much as we were convinced at that time.

Ryan Hamilton - Morgan Dempsey - Analyst

Ryan Hamilton, Morgan Dempsey. Could you talk briefly what you're seeing in the ammunitions side? Anything you're hearing or seeing?

Michael Fifer - Sturm Ruger & Company Inc. - CEO

Rimfire ammunition is still very hard to get particularly 22 long rifle. And that's a big challenge because, you know, our goal is to add more than a million Rimfire rifles and handguns a year to market. So they need ammo. And we've put many, I think hundreds of thousands of BX-25 magazines out there and they hold a lot of ammo too. People have a lot [following] with those guns. So Rimfire ammunition is a very big challenge.

I've talked to the CEOs of each of the Rimfire companies and done my best to encourage them to invest in Rimfire ammunition. I was told by one of them at Federal that they are -- they have invested about $4 million to increase capacity. We haven't observed it in the marketplace yet, but hopefully that we'll see some release there.

And frankly, a lot of people are asking for 9 millimeter semi-auto rifles, because that ammo frankly is almost as cheap as .22 now, but it's a lot easier to find.

David Durham - Morgan Dempsey - Analyst

Mike, David Durham, Morgan Dempsey. You said last quarter that you'd move your SR production down to made in -- there's a big price difference between the SR and the AR. On that AR, I know going back a few years, that modern sporting rifle was not a major focus of Ruger's. It seems with the [untrade] this AR and the price point that you've said it, that it's a push for market share into that area. Do you have any goals that you can share with us on what you would like to see out of those AR-556 sales?

And by the way, I have a couple of friends who have ordered them and are anxiously, you know, waiting them and keep coming to me and say Dave, where's my AR.

Michael Fifer - Sturm Ruger & Company Inc. - CEO

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

Well, one of the reasons we have such a good value product there is that we very much vertically integrated the entire value stream. And so took us a long time to get it going. We've got an incredible number of machines down in Maiden, North Carolina. And so rather than buying a bolt carrier, we can make our own and so on to the whole process.

And so we are able to get all those incremental margins from all those suppliers out, maintain a good Ruger margin and still have really the best value (inaudible) out there in the marketplace today.

And the market responded really well. And we're putting in the capital to increase our plant production which we've already achieved by another 50%.

Now, the modern sporting rifle market, if you look back over the past few years, is very volatile. If there's any political noise, you can't make enough. And then afterwards, there's always a retrenchment, much as we saw in the overall market last year.

So I'm going to be a little bit cautious about just how much I spend on that. We're not going to create infinite capacity there, because one day it will be idle capacity for six months and there will be a lot of frustrations until it gets going again.

So we're going to definitely enjoying this, capturing this market share, a little bit more, but we're not going to get greedy.

Unidentified Participant

Mike, you talked about focusing on accessories. I'm wondering you highlight a little of the interest in suppressors. I'm wondering if that's an industry or product that you might be interested in?

Michael Fifer - Sturm Ruger & Company Inc. - CEO

[Brian], that would be forward-looking, so I'm going to pass on that one.

We all have hearing problems, so it's a good thing.

Colin Moran - Abdiel Capital - Analyst

Colin Moran, Abdiel Capital. I'm interested if you could share any thoughts you have on indications of growth in the number of sort of shooters out there, or people, you know, who like to recreationally use a gun. Just memberships in say, the IPDA or anything you look to other than just gun sales that tells us there's growth in the number of people who like to use guns?

Michael Fifer - Sturm Ruger & Company Inc. - CEO

The National Shooting Sports Foundation publishes some very good research on that, and there's been considerable growth in just all about categories of people participating. I don't have those numbers in my fingertips to quote you. But I'd encourage you to just take a quick look on their website or call their research. They'll share the data with you and it's very encouraging.

Okay, thank you very much.

Michael Jacobi - Sturm Ruger & Company Inc. - Chairman

In order of business to come before the meeting, I'll ask for a motion to adjourn.

Unidentified Company Representative

Mr. Chairman, I move that the 2015 annual meeting of the stockholders of the company be adjourned.

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MAY 05, 2015 / 01:00PM GMT, RGR - Sturm Ruger & Co Inc Annual Shareholders Meeting

Unidentified Company Representative

I second the motion.

Michael Jacobi - Sturm Ruger & Company Inc. - Chairman

May I have a voice vote on the motion?

Unidentified Company Representative

Aye.

Michael Jacobi - Sturm Ruger & Company Inc. - Chairman

The 2015 annual meeting of the stockholders of the company is hereby adjourned. In behalf of the Board of Directors, I would like to thank you for attending the meeting and for your continued support for the company. Thank you very much.

END

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